THE FOLLOWING SUBMISSION HAS BEEN ACCEPTED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.

*** TEST FILING *** NOT AN OFFICIAL FILING *** TEST FILING ***


COMPANY:       Signal Advance Inc
FORM TYPE:     XXXXXXXXXX           NUMBER OF DOCUMENTS: 1
RECEIVED DATE: 14-Apr-2016 18:24    ACCEPTED DATE:       14-Apr-2016 18:24
TEST FILING:   YES                  CONFIRMING COPY:     NO

ACCESSION NUMBER: 0001545061-16-000021

FILE NUMBER(S):
   1. 333-195427

THE PASSWORD FOR LOGIN CIK 0001545061 WILL EXPIRE 30-Mar-2017 11:56.

PLEASE REFER TO THE ACCESSION NUMBER LISTED ABOVE FOR FUTURE INQUIRIES.

REGISTRANT(S):

   1. CIK:        0001545061
      COMPANY:    Signal Advance Inc
      FORM TYPE:  XXXXXXXXXX
      FILE NUMBER(S):
         1. 333-195427

------------------------------- NOTICE ---------------------------------

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